Exhibit 16.1

17700 Castleton Street, Suite 488 City of Industry, CA 91748 Tel: +1 (626) 854-6500 Fax: +1 (626) 854-6505

April 2, 2012

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC  20549

Re:  China Green Material Technologies, Inc.

Commissioners:

We have read the statements made by China Green Material Technologies, Inc. under Item 4.01 of its Form 8-K dated April 2, 2012.  We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of China Green Material Technologies, Inc. contained therein.

Sincerely,

/s/ Simon & Edward, LLP